Exhibit 10.1

Date: 30 June 2025	Private & Confidential

Ms Chan See Wah

(NRIC No. 910108-14-5088)

C-17-3A, Pangsapuri Akasa,

Akasa Cheras Selatan, Jalan Akasa,
43300 Seri Kembangan, Selangor.

Dear Chan See Wah,

Appointment as Chief Financial Officer (CFO)

We are pleased to inform you that the Management has approved your promotion from Deputy Chief Financial Officer (Designate) to Chief Financial Officer (CFO) of Treasure Global Inc., effective 1 July 2025.

This appointment reflects the confidence the Company places in your leadership, expertise, and continued contribution to the growth and success of the organization. As CFO, you will be responsible for overseeing the Company’s overall financial strategy, ensuring sound fiscal management, and leading the finance team to support our strategic objectives.

Your key responsibilities will include (but are not limited to):

-	Leading the financial planning and analysis function
-	Managing budgeting, forecasting, and reporting processes
-	Ensuring compliance with statutory and regulatory financial requirements
-	Supporting strategic decision-making with financial insights
-	Advising the CEO and Board on financial matters

Your compensation and benefits will remain unchanged unless otherwise advised in writing.

Please indicate your acceptance of this appointment by signing and returning the duplicate copy of this letter by 1 July 2025.

This appointment is subject to public disclosure through a Form 8-K filing, in accordance with applicable regulatory requirements.

We look forward to your continued commitment and leadership in your new role.

Yours faithfully,

TREASURE GLOBAL INC	WITNESS BY:

HR DEPARTMENT	DIRECTOR

ACKNOWLEDGEMENT AND ACCEPTANCE

I, Chan See Wah, (NRIC No. _ ___________), acknowledge and accept the appointment as Chief Financial Officer (CFO) of Treasure Global Inc., effective 1 July 2025, under the terms outlined above.

Signature of Employee
Date: